EXHIBIT 99.1

[LOGO OF MICROMUSE]	Press Release

Investor Relations contact: Kristin Jordahl VP, Corporate Communications (415) 343-7636 kristin.jordahl@micromuse.com	Public Relations contact: Nicole Fortenberry Director, Public Relations (212) 895-8732 nicole.fortenberry@micromuse.com

JULY 23, 2003

Micromuse Reports Fiscal Q3 Total Revenue of $33.0 Million

Delivers Pro Forma EPS of $0.04 and GAAP EPS of $0.01

Increases Cash, Cash Equivalents & Investments by $7.8 Million to $212.3 Million

SAN FRANCISCO – Micromuse Inc. (Nasdaq: MUSE), the leading provider of business and service assurance software, reported financial results today for the fiscal quarter ended June 30, 2003. Total revenue for fiscal Q3 was $33.0 million. Pro forma net income for the quarter – which specifically excludes the amortization of intangible assets and other charges – was $2.8 million or $0.04 per share. Net income on a GAAP basis for fiscal Q3 was $429 thousand or $0.01 per share. For a detailed comparison of pro forma and GAAP results, please refer to the reconciliation statement at the bottom of this press release.

Cash, cash equivalents and investments increased by $7.8 million from $204.4 million to $212.3 million between March 31, 2003 and June 30, 2003.

“Fiscal Q3 marked our third consecutive quarter of revenue growth, improved profitability, and increasing cash and cash equivalents. This steady improvement in our fundamentals reflects a careful balance between disciplined financial management and selective investment in long-term growth engines,” said Mike Luetkemeyer, Micromuse Interim CEO and Chief Financial Officer. “Key demand drivers in the quarter included strong uptake for products derived from the RiverSoft and Lumos acquisitions, increasing demand for our unique realtime business intelligence applications such as Netcool/Impact and Netcool/SLA Manager, and customer requirements to manage emerging technologies such as 3G wireless, DSL, and Voice over IP.”

Fiscal Q3 Highlights

>	Micromuse announced that the search committee of the Board of Directors has identified an external candidate for the CEO position; the company expects to be in a position to provide further information as early as next week.

>	Total revenue was $33 million, at the high end of the company’s posted guidance range.

>	Pro forma earnings per share were $0.04.

>	GAAP earnings per share were $0.01, marking two consecutive quarters of profitability on a GAAP basis.

>	Cash, cash equivalents, and investments increased by $7.8 million over the preceding quarter.

>	Cash flow from operations was positive.

>	45 new customers were added in the quarter.

>	Maintenance renewals were greater than 90%.

>	10 major products, product enhancements, and solutions were released in the quarter.

Fiscal Q4 Outlook

Micromuse establishes the following guidance for the quarter ending September 30, 2003, based on information available as of July 23, 2003:

>	The company anticipates that fiscal Q4 revenue will be in the range of $32 to $34 million.

>	The company anticipates that earnings per share on a pro forma basis will be in the range of $0.03 to $0.05.

>	The company anticipates that earnings per share on a GAAP basis will be in the range of $0.00 to $0.02.

For a detailed comparison of pro forma and GAAP guidance, please refer to the reconciliation statement at the bottom of this press release.

Q3 2003 Conference Call, Webcast, and Replay Information

Micromuse will host a conference call and simultaneous webcast on Wednesday, July 23, 2003 at 2:00 PM PT, 5:00 PM ET to announce pro forma and GAAP results for the third quarter of fiscal year 2003. The live call will be available to the general public by dialing 888-276-9998 (domestic) or 612-3326-1011 (international). A live webcast of the conference call will be available at http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=MUSE&script=2100 or via a link from the Micromuse web site at http://www.micromuse.com/. From the web site home page, select the

“Our Company” link and then select “Investor Relations” to access the live webcast.

A replay of this conference call will be available by dialing 800-475-6701 (domestic) or 320-365-3844 (international) and entering access code 690554. The replay will be available from Wednesday, July 23rd at 10:15 PM ET until Wednesday, July 30 at 11:59 PM ET. The replay will also be available as an archived audio file at http://www.micromuse.com/. From the web site home page, select the “Our Company” link, the “Investor Relations” link, and the “Audio Archives” link to access the web-based replay.

About Micromuse

Micromuse Inc. (Nasdaq: MUSE) is the leading provider of service and business assurance software solutions. The Netcool® software suite provides organization with the assurance that their IT systems are supporting and driving profits 24 hours a day. Unlike traditional infrastructure management systems, Netcool solutions provide realtime end-to-end visibility and accurate troubleshooting from a business perspective. Such business intelligence allows organizations to respond to problems quickly, streamline workflow processes and improve business uptime. Micromuse customers include AT&T, BT, Cable & Wireless, Charles Schwab, Deutsche Telekom, Digex, EarthLink, GE Appliances, ITC^DeltaCom, J.P. Morgan Chase, T-Mobile and Verizon. Headquarters are located at 139 Townsend Street, San Francisco, Calif. 94107; (415) 538-9090. The Web site is at www.micromuse.com.

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Micromuse and Netcool are registered trademarks of Micromuse Ltd. All other trademarks and registered trademarks in this document are the properties of their respective owners. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties.

The factors that could cause actual future results to differ materially from the forward-looking statements include the following: fluctuations in customer demand, the Company’s ability to manage its growth (including the ability to hire sufficient sales and technical personnel), the risks associated with the expansion of the Company’s distribution channels, the risk of new product introductions and customer acceptance of new products; the rapid technological change which characterizes the Company’s markets, the risks associated with competition, the risks associated with international sales as the Company expands its markets, and the ability of the Company to compete successfully in the future, as well as other risks identified in the Company’s Securities and Exchange Commission Filings, including but not limited to those appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and on Form 10-K on file with the Securities and Exchange Commission and available on the Company’s Web site.

MICROMUSE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

ASSETS
	June 30, 2003	September 30, 2002
Assets:
Cash and cash equivalents	$88,971	$117,218
Short-term investments	45,957	42,126
Long-term investments	77,344	28,293

Total cash, cash equivalents and investments	212,272	187,637
Billed receivables, net	7,255	18,386
Prepaid expenses and other current assets	5,632	5,760
Property and equipment, net	6,240	9,534
Goodwill and other intangible assets, net	39,196	40,666

	$270,595	$261,983

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,538	$2,374
Accrued expenses	21,990	25,205
Income taxes payable	6,171	6,652
Deferred revenue	46,350	36,524

Total current liabilities	79,049	70,755

Stockholders’ equity
Preferred stock; $0.01 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $0.01 par value; 200,000 shares authorized; 77,174 and 75,194 shares outstanding as of June 30, 2003 and September 30, 2002, respectively	772	752
Additional paid-in capital	204,228	196,048
Treasury stock	(2,657)	(2,657)
Accumulated other comprehensive loss	(2,876)	(899)
Accumulated deficit	(7,921)	(2,016)

Total stockholders’ equity	191,546	191,228

	$270,595	$261,983

MICROMUSE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended June 30,		Nine months ended June 30,
	2003	2002	2003	2002
Revenues:
License	$18,443	$20,077	$50,464	$67,932
Maintenance and services	14,567	14,957	41,678	46,187

Total revenues	33,010	35,034	92,142	114,119

Cost of revenues:
License	1,476	1,568	4,300	4,669
Maintenance and services	3,160	4,124	9,398	13,937

Total cost of revenues	4,636	5,692	13,698	18,606

Gross profit	28,374	29,342	78,444	95,513

Operating expenses:
Sales and marketing	14,565	17,863	43,485	54,040
Research and development	7,553	8,263	22,070	23,893
General and administrative	4,003	4,093	12,090	13,110
Amortization of goodwill and other intangible assets	1,311	2,767	4,332	8,301
In process research and development	—	—	142	—
Restructuring charge *	1,686	—	5,015	—
Executive recruiting costs	—	—	—	449

Total operating expenses	29,118	32,986	87,134	99,793

Loss from operations	(744)	(3,644)	(8,690)	(4,280)
Other income, net	1,023	1,452	3,666	4,365

Income (loss) before income taxes	279	(2,192)	(5,024)	85
Income tax provision (benefit)	(150)	(1,213)	881	29

Net income (loss)	$429	$(979)	$(5,905)	$56

Per share data:
Basic net income (loss)	$0.01	$(0.01)	$(0.08)	$0.00
Diluted net income (loss)	$0.01	$(0.01)	$(0.08)	$0.00

Weighted average shares used in computing:
Basic net income (loss) per share	76,635	74,711	76,577	74,390
Diluted net income (loss) per share	80,087	74,711	76,577	77,498

* The restructuring charge of $1.7 million in the quarter ended June 30, 2003 relates solely to an adjustment of assumptions on property leases, which were originally restructured in the quarter ended September 30, 2002.

MICROMUSE INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended June 30,		Nine months ended June 30,
	2003	2002	2003	2002
Revenues:
License	$18,443	$20,077	$50,464	$67,932
Maintenance and services	14,567	14,957	41,678	46,187

Total revenues	33,010	35,034	92,142	114,119

Cost of revenues:
License	1,476	1,568	4,300	4,669
Maintenance and services	3,160	4,124	9,398	13,937

Total cost of revenues	4,636	5,692	13,698	18,606

Gross profit	28,374	29,342	78,444	95,513

Operating expenses:
Sales and marketing	14,565	17,863	43,485	54,040
Research and development	7,553	8,263	22,070	23,893
General and administrative	4,003	4,093	12,090	13,110

Total operating expenses	26,121	30,219	77,645	91,043

Income (loss) from operations	2,253	(877)	799	4,470

Other income, net	1,023	1,452	3,666	4,365

Income before income taxes	3,276	575	4,465	8,835
Income tax provision	440	167	1,471	2,562

Net income	$2,836	$408	$2,994	$6,273

Per share data:
Basic net income	$0.04	$0.01	$0.04	$0.08
Diluted net income	$0.04	$0.01	$0.04	$0.08

Weighted average shares used in computing:
Basic net income per share	76,635	74,711	76,577	74,390
Diluted net income per share	80,087	76,116	78,492	77,498

MICROMUSE INC.

RECONCILIATION BETWEEN NET INCOME ON A GAAP AND PRO-FORMA BASIS

(In thousands)

	Three months ended June 30,		Nine months ended June 30,
	2003	2002	2003	2002
GAAP net income (loss)—	$429	$(979)	$(5,905)	$56
Amortization of goodwill and other intangible assets	1,311	2,767	4,332	8,301
In process research and development	—	—	142	—
Restructuring charge	1,686	—	5,015	—
Executive recruiting costs	—	—	—	449
Income tax effect	(590)	(1,380)	(590)	(2,533)

PRO FORMA net income—	$2,836	$408	$2,994	$6,273

The pro forma condensed consolidated statement of operations and pro forma earnings guidance are presented for informational purposes only as an alternative view of the company’s operating results and guidance. In the calculation of the company’s pro forma earnings results, and in the provision of pro forma earnings guidance, Micromuse excludes certain items such as the amortization of goodwill and other intangibles assets, the write off of in-process research and development, and other related income-tax effects. Also excluded are items such as restructuring charges and executive recruiting costs. Micromuse believes that excluding these items provides investors with a representation of the Company’s core performance, and a pro forma base line for assessing the future earnings potential of the company. The pro forma condensed consolidated statement of operations should not be considered as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from pro forma measures used by other companies.

IMPACT OF PRO FORMA ADJUSTMENTS ON FORWARD LOOKING DILUTED NET INCOME PER SHARE

(As of July 23, 2003)

Three months ended September 30, 2003
GAAP diluted net income per share	$0.00 to $0.02
Amortization of goodwill and other intangible assets	$0.017
Executive recruiting costs	$0.008

PRO FORMA diluted net income per share	$0.03 to $0.05